As filed with the Securities and Exchange Commission on June 10, 2003

                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------
                      LEXINGTON CORPORATE PROPERTIES TRUST
             (Exact Name of Registrant as Specified in Its Charter)

               Maryland                               13-3717318
     (State or Other Jurisdiction                  (I.R.S. Employer
   of Incorporation or Organization)            Identification Number)

                              355 Lexington Avenue
                               New York, NY 10017
                                 (212) 692-7260
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)


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
                 T. Wilson Eglin                                   With copies to:
             Chief Executive Officer,                           Barry A. Brooks, Esq.
           President and Chief Operating                       Mark Schonberger, Esq.
                      Officer                          Paul, Hastings, Janofsky & Walker LLP
       Lexington Corporate Properties Trust                      75 East 55th Street
               355 Lexington Avenue                           New York, New York 10022
                New York, NY 10017                                 (212) 318-6000
                  (212) 692-7260
 (Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent For Service)

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

                               -------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.|X| 333-49351
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act
Registration Statement number of the earlier Registration Statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                               -------------------


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                                                   CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                           Proposed Maximum    Proposed Maximum
          Title of each class of securities              Amount to Be       Offering Price        Aggregate         Amount of
                   to be registered                       Registered           Per Unit         Offering Price   Registration Fee
====================================================================================================================================
Preferred shares of beneficial interest, par value
     $.0001 per share                                   $13,300,700(1)          (2)            $13,300,700     $1,077.36 (3)
====================================================================================================================================

(1) There are being registered hereunder an indeterminate number of preferred shares of beneficial interest as may be issued by the registrant from time to time. Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the amount of securities being registered hereunder represents no more than 20% of the $66,503,500 of unsold debt securities, preferred shares of beneficial interest and common shares of beneficial interest which were previously registered under a Registration Statement on Form S-3 (File No. 333-49351) filed by the registrant with the Securities and Exchange Commission.

(2) The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3) The registration fee has been calculated in accordance with Rule 457 (o) under the Securities Act of 1933, as amended. A total of $250,000,000 of debt securities, preferred shares of beneficial interest and common shares of beneficial interest were previously registered under a Registration Statement on Form S-3 (File No. 333-49351) filed by the registrant with the Securities and Exchange Commission, of which $66,503,500 remain unsold as of the date hereof. The registration fee of $19,618 associated with such securities was previously paid.

================================================================================

                Incorporation of Certain information by Reference

         This Registration Statement on Form S-3 of Lexington Corporate Properties Trust is being filed with respect to the registration of an additional 532,028 preferred shares of beneficial interest pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended.

         In accordance with General Instruction IV of Form S-3, this Registration Statement incorporates by reference the contents of the previously filed Registration Statement on Form S-3 of Lexington Corporate Properties Trust (File No. 333-49351), including each of the documents filed by Lexington Corporate Properties Trust with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. Such previously filed Registration Statement was filed with the Securities and Exchange Commission on April 3, 1998, was thereafter declared effective by the Securities and Exchange Commission and remains effective as of the date of this filing.




SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 10, 2003.

                                 LEXINGTON CORPORATE PROPERTIES TRUST

                                 By: /s/ T. Wilson Eglin
                                     T. Wilson Eglin
                                     Chief Executive Officer, President and
                                     Chief Operating Officer

POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Wilson Eglin and E. Robert Roskind, jointly and severally, his attorneys-in-fact, each with power of substitution for him in any and all capacities, to sign any amendments to this Registration
Statement, to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


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

----------------------------------------------------------------------------------------------------------------------
               Signature                                 Capacity                                Date
               ---------                                 --------                                ----
----------------------------------------------------------------------------------------------------------------------
/s/ E. Robert Roskind
----------------------------------------  Chairman of the Board and Trustee               June 10, 2003
E. Robert Roskind

----------------------------------------------------------------------------------------------------------------------

/s/ Richard J. Rouse
----------------------------------------  Chief Investment Officer, Vice                  June 10, 2003
Richard J. Rouse                          Chairman of the Board and Trustee
----------------------------------------------------------------------------------------------------------------------

/s/ T. Wilson Eglin
----------------------------------------  Chief Executive Officer, President,             June 10, 2003
T. Wilson Eglin                           Chief Operating Officer and Trustee
----------------------------------------- -------------------------------------- -------------------------------------

/s/ Patrick Carroll
----------------------------------------  Chief Financial Officer, Executive              June 10, 2003
Patrick Carroll                           Vice President and Treasurer
----------------------------------------------------------------------------------------------------------------------

/s/ Paul R. Wood
----------------------------------------  Vice President, Chief Accounting                June 10, 2003
Paul R. Wood                              Officer and Secretary
----------------------------------------- -------------------------------------- -------------------------------------

/s/ Geoffrey Dohrmann
----------------------------------------  Trustee                                         June 10, 2003
Geoffrey Dohrmann
----------------------------------------------------------------------------------------------------------------------

/s/ Carl D. Glickman
----------------------------------------  Trustee                                         June 10, 2003
Carl D. Glickman
----------------------------------------------------------------------------------------------------------------------

/s/ Kevin Lynch
----------------------------------------  Trustee                                         June 10, 2003
Kevin Lynch
----------------------------------------- -------------------------------------- -------------------------------------

/s/ Jack A. Shaffer
----------------------------------------  Trustee                                         June 10, 2003
Jack A. Shaffer
----------------------------------------------------------------------------------------------------------------------

/s/ Seth M. Zachary
----------------------------------------  Trustee                                         June 10, 2003
Seth M. Zachary
----------------------------------------------------------------------------------------------------------------------

                                  EXHIBIT INDEX

EXHIBIT NO.   EXHIBIT
-----------   -------

 5.1          Opinion of Piper Rudnick LLP regarding the legality of the securities being registered
 23.1         Consent of Piper Rudnick LLP (included as part of Exhibit 5.1)
 23.2         Consent of KPMG LLP
 24           Power of Attorney (included on signature page hereto)